SUB-ITEM 77Q1(e)



                                 AMENDMENT NO. 3
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

        This amendment dated as of May 1, 2002, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

        WHEREAS, the parties desire to amend the Agreement to reflect the name change of AIM V.I. Growth and Income Fund to AIM V.I. Core Equity Fund, AIM V.I. International Equity Fund to AIM V.I. International Growth Fund, AIM V.I. Mid Cap Equity Fund to AIM V.I. Mid Cap Core Equity Fund, and AIM V.I. Value Fund to AIM V.I. Premier Equity Fund;

        NOW, THEREFORE, the parties agree as follows:

        1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                               EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                               ------------------------------------

AIM V.I. Aggressive Growth Fund.....                  May 1, 2000
AIM V.I. Balanced Fund     .........                  May 1, 2000
AIM V.I. Basic Value Fund  .........                  September 10, 2001
AIM V.I. Blue Chip Fund    .........                  May 1, 2000
AIM V.I. Capital Appreciation Fund..                  May 1, 2000
AIM V.I. Capital Development Fund...                  May 1, 2000
AIM V.I. Core Equity Fund  .........                  May 1, 2000
AIM V.I. Dent Demographic Trends Fund                 May 1, 2000
AIM V.I. Diversified Income Fund....                  May 1, 2000
AIM V.I. Global Utilities Fund......                  May 1, 2000
AIM V.I. Government Securities Fund.                  May 1, 2000
AIM V.I. Growth Fund       .........                  May 1, 2000
AIM V.I. High Yield Fund   .........                  May 1, 2000
AIM V.I. International Growth Fund..                  May 1, 2000
AIM V.I. Mid Cap Core Equity Fund...                  September 10, 2001
AIM V.I. Money Market Fund .........                  May 1, 2000
AIM V.I. New Technology Fund........                  May 1, 2001
AIM V.I. Premier Equity Fund........                  May 1, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR



        The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                       AIM V.I. CAPITAL APPRECIATION FUND
                              AIM V.I. GROWTH FUND
                            AIM V.I. CORE EQUITY FUND
                         AIM V.I. GLOBAL UTILITIES FUND
                          AIM V.I. PREMIER EQUITY FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $250 million..............................................  0.65%
Over $250 million...............................................  0.60%


                         AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $150 million..............................................  0.80%
Over $150 million...............................................  0.625%


                             AIM V.I. BALANCED FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $150 million..............................................  0.75%
Over $150 million...............................................  0.50%


                            AIM V.I. BASIC VALUE FUND
                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $500 million................................................  0.725%
Next $500 million.................................................  0.700%
Next $500 million.................................................  0.675%
Excess over $1.5 billion..........................................  0.65%

                             AIM V.I. BLUE CHIP FUND
                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $350 million................................................  0.75%
Over $350 million.................................................  0.625%

                      AIM V.I. DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $2 billion..................................................  0.85%
Over $2 billion...................................................  0.80%


                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $250 million................................................  0.60%
Over $250 million.................................................  0.55%


                          AIM V.I. NEW TECHNOLOGY FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

Average Daily Net Assets..........................................  1.00%


                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $250 million................................................  0.50%
Over $250 million.................................................  0.45%


                            AIM V.I. HIGH YIELD FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $200 million................................................  0.625%
Next $300 million.................................................  0.55%
Next $500 million.................................................  0.50%
Amount over $1 billion............................................  0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $250 million................................................  0.75%
Over $250 million.................................................  0.70%


                           AIM V.I. MONEY MARKET FUND

NET ASSETS                                                     ANNUAL RATE
----------                                                     -----------

First $250 million................................................  0.40%
Over $250 million.................................................  0.35%"


        2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.


Date: May 1, 2002

                                               AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ Nancy L. Martin                   By: /s/ Robert H. Graham
         ---------------------------               ---------------------------
         Assistant Secretary                       President


(SEAL)


                                               A I M ADVISORS, INC.

Attest:   /s/ Nancy L. Martin                  By: /s/ Robert H. Graham
          --------------------------               ---------------------------
         Assistant Secretary                       President


(SEAL)


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